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                                                                    EXHIBIT 99.1

EDUCATION ALTERNATIVES, INC.           THIS PROXY IS SOLICITED ON BEHALF OF THE
1300 NORWEST FINANCIAL CENTER          BOARD OF DIRECTORS
7900 XERXES AVENUE SOUTH               The undersigned hereby appoints John T.
MINNEAPOLIS, MINNESOTA 55431           Golle and Gerald A. Haugen, and each of
                                       them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock of Education
                                       Alternatives, Inc. held of record by the undersigned on November 4, 1997, at the Annual Meeting of Shareholders to be held on December 18, 1997, or any adjournment thereof.
PROXY

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1. AUTHORIZE SHARES OF COMMON STOCK FOR ISSUANCE IN CONNECTION WITH THE ACQUISITION OF SUNRISE EDUCATIONAL SERVICES, INC.
   / / FOR                               / / AGAINST                               / / ABSTAIN
2. ELECTION OF DIRECTORS. Nominees to the Board of Directors are John T. Golle and Martha Taylor Thomas, for a term to expire in
   2000. (The election of Ms. Taylor Thomas is effective for a term commencing on the date of effectiveness of the acquisition of
   Sunrise Educational Services, Inc.)
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    / / FOR ALL NOMINEES LISTED ABOVE  / / WITHHOLD AUTHORITY
       (except as marked to the          to vote for all nominees listed above
contrary below)
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

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3. APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME OF EDUCATION ALTERNATIVES, INC.
   TO "The TesseracT Group, Inc."
   / / FOR                               / / AGAINST                               / / ABSTAIN
4. APPROVAL OF AMENDMENTS TO THE 1988 EDUCATION ALTERNATIVES, INC. STOCK OPTION PLAN.
   / / FOR                               / / AGAINST                               / / ABSTAIN
5. RATIFICATION OF THE APPOINTMENT BY THE BOARD OF DIRECTORS OF ARTHUR ANDERSEN LLP TO ACT AS INDEPENDENT AUDITORS OF EAI FOR THE
   FISCAL YEAR ENDING JUNE 30, 1998.
   / / FOR                               / / AGAINST                               / / ABSTAIN
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN
THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE
THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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                                     Signature

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                                     Signature if held jointly

                                                                       Dated:
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                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE
                                      ENCLOSED ENVELOPE